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                    [LETTERHEAD OF MOFFITT & COMPANY, P.C.]

September 13, 2000


IBIZ Technology Corporation
1919 West Lone Cactus Drive
Phoenix, AZ 85027


Dear Sir or Madam:

We hereby consent to the incorporation of our reviewed financial statements for the fiscal quarters ended July 31, 2000 and 1999, dated August 25, 2000, in the Form 10-QSB, and all amendments thereto filed with the Securities and Exchange Commission.


Yours very truly,


/s/ Stanley M. Moffitt
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Stanley M. Moffitt, CPA
Moffitt & Company, P.C.